FOURTH AMENDMENT TO AMENDED AND RESTATED
ESCROW AGREEMENT

This Fourth Amendment to Amended and Restated Escrow Agreement (“Fourth Amendment”), dated as of the 27th day of October, 2005 (the “Effective Date”), is by and among Far East Energy Corporation (“FEEC”), ConocoPhillips China Inc. (“CPI”), and JP Morgan Trust Company (the “Escrow Agent”).

RECITALS

WHEREAS, the parties hereto are parties to that certain Amended and Restated Escrow Agreement with an effective date of December 17, 2004 (“Amended Escrow Agreement”).

WHEREAS, Section 4 of the Amended Escrow Agreement provides that, in the event FEEC has not completed drilling one Phase Two horizontal well by June 30, 2005, pursuant to that certain Shouyang Amended Farmout Agreement and that certain Qinnan Amended Farmout Agreement, the amount required to be held in escrow shall increase;

WHEREAS, pursuant to that certain Amendment to Amended and Restated Escrow Agreement, dated effective June 24, 2005, the parties extended until August 31, 2005 the date for increasing the amount held in escrow;

WHEREAS, pursuant to that certain Second Amendment to Amended and Restated Escrow Agreement, dated effective August 30, 2005, the parties extended until September 30, 2005 the date for increasing the amount held in escrow;

WHEREAS, pursuant to that certain Third Amendment to Amended and Restated Escrow Agent, dated effective September 28, 2005, the parties extended until October 31, 2005 the date for increasing the amount held in escrow; and

WHEREAS, the parties hereto desire to extend such increase in the escrow amount under the Amended Escrow Agreement for one (1) month.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. In each instance where the Amended Escrow Agreement requires an increase in the amount held in escrow after June 30, 2005, the date therefor shall be amended to November 30, 2005.

2. This Fourth Amendment shall not affect any other provision of the Amended Escrow Agreement other than as expressly stated herein, and the parties otherwise ratify and affirm all other provisions of the Amended Escrow Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the Effective Date set forth above.

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath

Name:	Michael R. McElwrath

Title:	Chief Executive Officer and President

CONOCOPHILLIPS CHINA INC.

By:	/s/ Steve Park

Steve Park Vice President

JP MORGAN TRUST COMPANY, N.A.,
As Escrow Agent

By:	/s/ May Ng

Name:	May Ng

Title:	Vice President and Trust Officer